UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 7, 2006
INDYMAC BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-08972 (Commission File Number)	95-3983415 (IRS Employer Identification No.)
155 North Lake Avenue, Pasadena, California 91101-7211
(Address of Principal Executive Office)
Registrant’s telephone number, including area code: (800) 669-2300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
     This information, furnished under this “Item 7.01. Regulation FD Disclosure,” is intended to be furnished pursuant to Regulation FD (17 CFR 243.100-243.103) and shall not be deemed to be filed for purposes of the Securities Exchange Act of 1934.
     On March 7, 2006, at approximately 9:15 a.m. Eastern time, a representative of IndyMac Bancorp, Inc. (“Indymac”) is scheduled to make a presentation at the 27th Annual Institutional Investors Conference hosted by Raymond James & Associates in Orlando, Florida. Also on March 7, 2006 at approximately 7:30 a.m. Pacific time, a representative of Indymac is scheduled to make a presentation at the Fifth Annual Research Conference hosted by JMP Securities in San Francisco, California. A copy of the presentation materials for both conferences is attached as Exhibit 99.1 hereto and is hereby incorporated herein by reference. Such presentation materials also will be available on Indymac’s Website at http://about.indymacbank.com/investors.

Item 9.01. Financial Statements and Exhibits

EXHIBIT
NUMBER	DESCRIPTION

99.1	IndyMac Bancorp, Inc. presentation materials for the 27th Annual Raymond James & Associates Institutional Investors Conference in Orlando, Florida on March 7, 2006 and the Fifth Annual JMP Securities Research Conference in San Francisco, California on March 7, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDYMAC BANCORP, INC.
Date: March 7, 2006	By:	/s/ Michael W. Perry
Michael W. Perry
Chairman and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

99.1	IndyMac Bancorp, Inc. presentation materials for the 27th Annual Raymond James & Associates Institutional Investors Conference in Orlando, Florida on March 7, 2006 and the Fifth Annual JMP Securities Research Conference in San Francisco, California on March 7, 2006.